                                                                     EXHIBIT 12b
CITICORP AND SUBSIDIARIES

CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

(In Millions)                                      YEAR ENDED DECEMBER 31,                     SIX MONTHS ENDED
                                                                                                     JUNE 30,
---------------------------------------------------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:             1997     1996    1995        1994        1993        1998     1997
                                          ---------------------------------------------------------------------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN

        INTEREST ON DEPOSITS)              3,468    3,435    4,110       5,906       6,324       1,722    1,681
     INTEREST FACTOR IN RENT EXPENSE         159      150      140         143         147          83       78
     DIVIDENDS--PREFERRED STOCK              223      261      553         505(A)      465          93      114
                                          ------   ------   ------      ------      ------      ------   ------

        TOTAL FIXED CHARGES                3,850    3,846    4,803       6,554       6,936       1,898    1,873
                                          ------   ------   ------      ------      ------      ------   ------

INCOME:

     NET INCOME                            3,591    3,788    3,464       3,422(B)    1,919(C)    2,162    2,019
     INCOME TAXES                          2,131    2,285    2,121       1,189         941       1,297    1,211
     FIXED CHARGES (EXCLUDING PREFERRED

        STOCK DIVIDENDS)                   3,627    3,585    4,250       6,049       6,471       1,805    1,759
                                          ------   ------   ------      ------      ------      ------   ------

        TOTAL INCOME                       9,349    9,658    9,835      10,660       9,331       5,264    4,989
                                          ======   ======   ======      ======      ======      ======   ======

RATIO OF INCOME TO FIXED CHARGES

     EXCLUDING INTEREST ON DEPOSITS         2.43     2.51     2.05        1.63        1.35        2.77     2.66
                                          ======   ======   ======      ======      ======      ======   ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                     13,081   12,409   13,012      14,902      16,121       7,127    6,331
     INTEREST FACTOR IN RENT EXPENSE         159      150      140         143         147          83       78
     DIVIDENDS--PREFERRED STOCK              223      261      553(A)      505         465          93      114
                                          ------   ------   ------      ------      ------      ------   ------
        TOTAL FIXED CHARGES               13,463   12,820   13,705      15,550      16,733       7,303    6,523
                                          ------   ------   ------      ------      ------      ------   ------
INCOME:
     NET INCOME                            3,591    3,788    3,464       3,422(B)    1,919(C)    2,162    2,019
     INCOME TAXES                          2,131    2,285    2,121       1,189         941       1,297    1,211
     FIXED CHARGES (EXCLUDING PREFERRED

        STOCK DIVIDENDS)                  13,240   12,559   13,152      15,045      16,268       7,210    6,409
                                          ------   ------   ------      ------      ------      ------   ------
        TOTAL INCOME                      18,962   18,632   18,737      19,656      19,128      10,669    9,639
                                          ======   ======   ======      ======      ======      ======   ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS         1.41     1.45     1.37        1.26        1.14        1.46     1.48
                                          ======   ======   ======      ======      ======      ======   ======

(A) CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF ($56) MILLION.

(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.